MPLX LP Reports First-Quarter 2020 Financial Results

•	Reported net loss attributable to MPLX of $2.7 billion; includes non-cash impairment charges of $3.4 billion primarily related to goodwill, equity method investments, and long-lived assets

•	Reported adjusted EBITDA attributable to MPLX of $1.3 billion

•	Generated $1.0 billion in net cash provided by operating activities and reported distribution coverage of 1.44x

•	Announced business response to COVID-19 environment, including reductions of over $700 million of capital and approximately $200 million of operating expense

•	Maintained quarterly distribution of $0.6875 per common unit

FINDLAY, Ohio, May 5, 2020 - MPLX LP (NYSE: MPLX) today reported a first-quarter 2020 net loss attributable to MPLX of $2.7 billion, compared with net income of $503 million for the first quarter of 2019. Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) attributable to MPLX was $1.3 billion, compared with $1.3 billion in the first quarter of 2019. First-quarter 2020 results include non-cash impairment charges of $3.4 billion. These charges include a goodwill impairment associated with Marcellus gathering and processing assets, impairments of equity method investments primarily located in the Utica region, and long-lived asset impairments related to assets located in East Texas.

The Logistics and Storage (L&S) segment reported segment income from operations of $723 million and adjusted EBITDA of $872 million for the quarter, up $36 million and $44 million, respectively, versus the first quarter of last year. The Gathering and Processing (G&P) segment reported a segment loss from operations of $3.2 billion and adjusted EBITDA of $422 million for the quarter, down $3.4 billion and $13 million, respectively, versus the first quarter of last year. G&P results include the non-cash impairment charges discussed above.

During the quarter, MPLX generated $1.0 billion in net cash provided by operating activities and $1.1 billion of distributable cash flow. Distribution coverage was 1.44x for the first quarter of 2020. MPLX also announced a first-quarter 2020 distribution of $0.6875 per common unit, consistent with the prior quarter and a 4.6% increase over the prior year's first quarter.

"COVID-19 has created an extraordinary set of circumstances and challenges across the country, impacting the personal and professional lives of many, as well as the demand for hydrocarbons that we transport through our logistics assets,” said Michael J. Hennigan, president and chief executive officer. “In this environment, we are taking proactive steps by reducing planned 2020 capital and operating expenses to offset the impacts from the related demand destruction, as well as potential impacts from the current commodity price environment on our Gathering and Processing business segment."

Spending Reductions for 2020

MPLX 2020 capital spending target reduced by over $700 million to approximately $1.0 billion.

•
Growth capital spending target reduced by over $600 million to approximately $900 million. Growth capital spend is primarily related to projects that are already underway, including the Wink-to-Webster crude oil pipeline, the Whistler natural gas pipeline, and the expansion of the Mt. Airy Terminal.

•
The original BANGL project scope is no longer being pursued given the current down cycle. Instead, the company is working with others to optimize existing pipeline capacity while continuing to meet producers' needs for flow assurance and future growth. Also, the associated fractionation capacity and export facility have been deferred.

•	Net maintenance capital spending target reduced by $100 million to approximately $150 million.

The company also expects to reduce forecasted annual operating expenses by approximately $200 million, primarily through the deferral of certain expense projects.

MPLX is maintaining its goal to achieve positive free cash flow, after capital investments and distributions, in 2021.

Financial Highlights

	Three Months Ended March 31
(In millions, except per unit and ratio data)	2020	2019
Net (loss) income attributable to MPLX	$(2,724)	$503
Adjusted net income attributable to MPLX(a)	N/A	683
Adjusted EBITDA attributable to MPLX LP(b)	1,294	1,263
Net cash provided by operating activities	1,009	853
Distributable cash flow attributable to MPLX LP(b)	1,078	1,021
Distribution per common unit(c)	$0.6875	$0.6575
Distribution coverage ratio(d)	1.44x	1.89x
Consolidated debt to adjusted EBITDA(e)	4.1x	3.9x

(a)	Includes net income attributable to predecessor for the three months ended March 31, 2019. The predecessor period represents the period prior to MPLX's acquisition of ANDX on July 30, 2019.

(b)
Non-GAAP measures calculated before distributions to preferred unitholders. See reconciliation below. Includes adjusted EBITDA and DCF adjustments attributable to predecessor. For the three months ended March 31, 2019, adjusted EBITDA attributable to MPLX LP excluding predecessor results was $930 million.

(c)	Distributions declared by the board of directors of MPLX's general partner.

(d)
DCF attributable to GP and LP unitholders (including DCF attributable to predecessor) divided by total GP and LP distribution declared. For the three months ended March 31, 2019, DCF attributable to predecessor has been included with no corresponding distribution being declared by MPLX relating to the predecessor, resulting in a distribution coverage ratio of 1.89x.

(e)
Calculated using face value total debt and LTM pro forma adjusted EBITDA, which is pro forma for acquisitions. See reconciliation below. 2019 is shown as historically presented and has not been adjusted for predecessor impacts.

Segment Results (including predecessor)

(In millions)	Three Months Ended March 31
Segment income (loss) from operations (unaudited)	2020	2019
Logistics and Storage	$723	$687
Gathering and Processing	(3,209)	225

Segment adjusted EBITDA attributable to MPLX LP (unaudited)
Logistics and Storage	872	828
Gathering and Processing	$422	$435

Logistics & Storage

L&S segment income from operations and segment adjusted EBITDA for the first quarter of 2020 increased by $36 million and $44 million, respectively, compared to the same period in 2019. The increase was primarily due to increased pipeline volumes as well as growth in the marine business.

Total pipeline throughputs were 5.1 million barrels per day in the first quarter, an increase of 2% versus the same quarter of 2019. The average tariff rate was $0.88 per barrel for the quarter. Terminal throughput was 3 million barrels per day for the quarter, a decrease of 8% versus the same quarter of 2019.

Gathering & Processing

G&P segment income from operations and segment adjusted EBITDA for the first quarter of 2020 decreased by $3.4 billion and $13 million, respectively, compared to the same period in 2019. Year-over-year results were impacted by non-cash impairment charges primarily related to goodwill, equity method investments, and long-lived assets during the quarter. In the first quarter of 2020:

•	Gathered volumes averaged 5.8 billion cubic feet per day, a 3% decrease versus the first quarter of 2019.

•	Processed volumes averaged 8.8 billion cubic feet per day, a 3% increase versus the first quarter of 2019.

•	Fractionated volumes averaged 553 thousand barrels per day, an 8% increase versus the first quarter of 2019.

In the Marcellus and Utica:

•	Gathered volumes averaged 3.2 billion cubic feet per day (bcf/d) in the first quarter, a 5% decrease versus the first quarter of 2019.

•
Processed volumes averaged 6.2 bcf/d in the first quarter, a 3% increase versus the first quarter of 2019, driven by volumes ramping at the Sherwood 12 and 13 processing plants, which were placed in service in the fourth quarter of 2019.

•
Fractionated volumes averaged 490 thousand barrels per day in the first quarter, a 6% increase versus the first quarter of 2019. The increase was primarily driven by higher volumes from an expansion at the Sherwood complex.

Strategic Update

In the L&S segment, MPLX continues to advance its strategy of creating integrated crude oil and natural gas logistics systems from the Permian to the U.S. Gulf Coast. The Wink-to-Webster crude oil pipeline, in which MPLX has an equity interest, remains on schedule to be completed in the first half of 2021. The 36-inch diameter pipeline, of which 100% of the contractible capacity is committed with minimum volume commitments, will originate in the Permian Basin and have destination points in the Houston market, including Marathon Petroleum Corporation's (NYSE: MPC) Galveston Bay refinery.

Also in the Permian, the Whistler Pipeline is being designed to transport approximately 2 bcf/d of natural gas from Waha, Texas, to the Agua Dulce market in south Texas, ultimately reaching MPC’s Galveston Bay refinery. MPLX has an equity interest in Whistler, which is expected to be placed in service in the second half of 2021. Whistler is more than 90% committed with minimum volume commitments.

Financial Position and Liquidity

As of March 31, 2020, MPLX had $57 million in cash, $2.8 billion available through its bank revolving credit facility expiring in July 2024 and $1.5 billion available through its intercompany loan agreement with MPC. The company's leverage ratio was 4.1 times at March 31, 2020. MPLX remains committed to maintaining an investment-grade credit profile.

Conference Call

At 11 a.m. ET today, MPLX will hold a conference call and webcast to discuss the reported results and provide an update on operations. Interested parties may listen by visiting MPLX's website at http://www.mplx.com and clicking on the "2020 First-Quarter Financial Results" link in the "Financial Results" section. A replay of the webcast will be available on MPLX's website for two weeks. Financial information, including this earnings release and other investor-related material, will also be available online prior to the conference call and webcast at http://ir.mplx.com.

About MPLX LP

MPLX is a diversified, large-cap master limited partnership that owns and operates midstream energy infrastructure and logistics assets, and provides fuels distribution services. MPLX's assets include a network of crude oil and refined product pipelines; an inland marine business; light-product terminals; storage caverns; refinery tanks, docks, loading racks, and associated piping; and crude and light-product marine terminals. The company also owns crude oil and natural gas gathering systems and pipelines as well as natural gas and NGL processing and fractionation facilities in key U.S. supply basins. More information is available at www.MPLX.com

Investor Relations Contact: (419) 421-2071
Kristina Kazarian, Vice President, Investor Relations
Evan Barbosa, Manager, Investor Relations
Jim Mallamaci, Manager, Investor Relations

Media Contacts:
Hamish Banks, Vice President, Communications (419) 421-2521
Jamal Kheiry, Manager, Communications (419) 421-3312

Non-GAAP references

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional non-GAAP measures to facilitate comparisons of past performance and future periods. This press release and supporting schedules include the non-GAAP measures adjusted EBITDA and consolidated debt to last twelve months pro forma adjusted EBITDA, which we refer to as our leverage ratio, distributable cash flow (DCF) and distribution coverage ratio. The amount of adjusted EBITDA and DCF generated is considered by the board of directors of our general partner in approving the Partnership's cash distribution. Adjusted EBITDA and DCF should not be considered separately from or as a substitute for net income, income from operations, or cash flow as reflected in our financial statements. The GAAP measures most directly comparable to adjusted EBITDA and DCF are net income and net cash provided by operating activities. We define Adjusted EBITDA as net income adjusted for (i) depreciation and amortization; (ii) provision for income taxes; (iii) amortization of deferred financing costs; (iv) non-cash equity-based compensation; (v) net interest and other financial costs; (vi) income from equity method investments; (vii) distributions and adjustments related to equity method investments; (viii) unrealized derivative gains and losses; (ix) acquisition costs; (x) noncontrolling interest and (xi) other adjustments as deemed necessary. In general, we define DCF as adjusted EBITDA adjusted for (i) deferred revenue impacts; (ii) net interest and other financial costs; (iii) maintenance capital expenditures; (iv) equity method investment capital expenditures paid out; and (v) other non-cash items.

The Partnership makes a distinction between realized or unrealized gains and losses on derivatives. During the period when a derivative contract is outstanding, we record changes in the fair value of the derivative as an unrealized gain or loss. When a derivative contract matures or is settled, we reverse the previously recorded unrealized gain or loss and record the realized gain or loss of the contract.

Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures.

DCF is a financial performance measure used by management as a key component in the determination of cash distributions paid to unitholders. We believe DCF is an important financial measure for unitholders as an indicator of cash return on investment and to evaluate whether the partnership is generating sufficient cash flow to support quarterly distributions. In addition, DCF is commonly used by the investment community because the market value of publicly traded partnerships is based, in part, on DCF and cash distributions paid to unitholders.

Distribution coverage ratio is a financial performance measure used by management to reflect the relationship between the partnership's financial operating performance and cash distribution capability. We define the distribution coverage ratio as the ratio of DCF attributable to GP and LP unitholders to total GP and LP distributions declared.

Leverage ratio is a liquidity measure used by management, industry analysts, investors, lenders and rating agencies to analyze our ability to incur and service debt and fund capital expenditures.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws regarding MPLX LP (MPLX). These forward-looking statements relate to, among other things, MPLX’s expectations, estimates and projections concerning the business and operations, financial priorities and strategic plans of MPLX. These statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “project,” “proposition,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the company’s control and are difficult to predict. Factors that could cause MPLX’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: the effects of the recent outbreak of COVID-19 and the adverse impact thereof on our business, financial condition, results of operations and cash flows, including our growth, operating costs, labor availability, logistical capabilities, customer demand for our services and industry demand generally, cash position, taxes, the price of our securities and trading markets with respect thereto, our ability to access capital markets, and the global economy and financial markets generally; the ability to reduce capital and operating expenses; the risk of further impairments; the risk that anticipated opportunities and any other synergies from or anticipated benefits of the Andeavor Logistics LP (ANDX) acquisition may not be fully realized or may take longer to realize than expected, including whether the transaction will be accretive within the expected timeframe or at all; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks relating to any unforeseen liabilities of ANDX; the amount and timing of future distributions; negative capital market conditions, including an increase of the current yield on common units; the ability to achieve strategic and financial objectives, including positive free cash flow in 2021, and with respect to distribution coverage, future distribution levels, proposed projects and completed transactions; the success of MPC’s portfolio optimization, including the ability to complete any divestitures on commercially reasonable terms and/or within the expected timeframe, and the effects of any such divestitures on the business, financial condition, results of operations and cash flows; adverse changes in laws including with respect to tax and regulatory matters; the adequacy of capital resources and liquidity, including, but not limited to, availability of sufficient cash flow to pay distributions and access to debt on commercially reasonable terms, and the ability to successfully execute business plans, growth strategies and self-funding models; the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products; continued/further volatility in and/or degradation of market and industry conditions as a result of the COVID-19 pandemic, other infectious disease outbreaks or otherwise; non-payment or non-performance by our producer and other customers; changes to the expected construction costs and timing of projects and planned investments, and the ability to obtain regulatory and other approvals with respect thereto; completion of midstream infrastructure by competitors; disruptions due to equipment interruption or failure, including electrical shortages and power grid failures; the suspension, reduction or termination of MPC’s obligations under MPLX’s commercial agreements; modifications to financial policies, capital budgets, and earnings and distributions; the ability to manage disruptions in credit markets or changes to credit ratings; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations and/or enforcement actions initiated thereunder; adverse results in litigation; other risk factors inherent to MPLX’s industry; risks related to MPC; and the factors set forth under the heading “Risk Factors” in MPLX’s Annual Report on Form 10-K for the year ended Dec. 31, 2019, and in Forms 10-Q and other filings, filed with Securities and Exchange Commission (SEC).

Factors that could cause MPC's actual results to differ materially from those implied in the forward-looking statements include: the effects of the recent outbreak of COVID-19 and the adverse impact thereof on the business, financial condition, results of operations and cash flows, including, but not limited to, growth, operating costs, labor availability, logistical capabilities, customer demand for products and industry demand generally, margins, inventory value, cash position, taxes, the price of securities and trading markets with respect thereto, the ability to access capital markets, and the global economy and financial markets generally; the effects of the recent outbreak of COVID-19, and the current economic environment generally, on working capital, cash flows and liquidity, which can be significantly affected by decreases in commodity prices; the ability to reduce capital and operating expenses; with respect to the planned Speedway separation, the ability to successfully complete the separation within the expected timeframe or at all, based on numerous factors including the macroeconomic environment, credit markets and equity markets, the ability to satisfy customary conditions, including obtaining regulatory approvals, and the ability to achieve the strategic and other objectives discussed herein; with respect to the Midstream review, the ability to achieve the strategic and other objectives related thereto; the risk that the cost savings and any other synergies from the Andeavor transaction may not be fully realized or may take longer to realize than expected; disruption from the Andeavor transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks relating to any unforeseen liabilities of Andeavor; risks related to the acquisition of ANDX by MPLX, including the risk that anticipated opportunities and any other synergies from or anticipated benefits of the transaction may not be fully realized or may take longer to realize than expected, including whether the transaction will be accretive within the expected timeframe or at all, or disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the risk of further impairments; the ability to complete any divestitures on commercially reasonable terms and/or within the expected timeframe, and the effects of any such divestitures on the business, financial condition, results of operations and cash flows; future levels of revenues, refining and marketing margins, operating costs, retail gasoline and distillate margins, merchandise margins, income from operations, net income and earnings per share; the regional, national and worldwide availability and pricing of refined products, crude oil, natural gas, NGLs and other feedstocks; consumer demand for refined products; the ability to manage disruptions in credit markets or changes to credit ratings; future levels of capital, environmental and maintenance expenditures; general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; the reliability of processing units and other equipment; business strategies, growth opportunities and expected investment; share repurchase authorizations, including the timing and amounts of such repurchases; the adequacy of capital resources and liquidity, including availability, timing and amounts of free cash flow necessary to execute business plans and to effect any share repurchases or to maintain or increase the dividend; the effect of restructuring or reorganization of business components; the potential effects of judicial or other proceedings on the business, financial condition, results of operations and cash flows; continued or further volatility in and/or degradation of general economic, market, industry or business conditions as a result of the COVID-19 pandemic, other infectious disease outbreaks or otherwise; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations, including the cost of compliance with the Renewable Fuel Standard, and/or enforcement actions initiated thereunder; the anticipated effects of actions of third parties such as competitors, activist investors or federal, foreign, state or local regulatory authorities or plaintiffs in litigation; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk

Factors” in MPC’s Annual Report on Form 10-K for the year ended Dec. 31, 2019, and in Forms 10-Q and other filings, filed with the SEC.

We have based our forward-looking statements on our current expectations, estimates and projections about our business and industry. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. We undertake no obligation to update any forward-looking statements except to the extent required by applicable law. Copies of MPLX's Form 10-K, Forms 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office. Copies of MPC's Form 10-K, Forms 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office.

Condensed Results of Operations (unaudited)
	Three Months Ended March 31
(In millions, except per unit data)	2020	2019
Revenues and other income:
Operating revenue	$916	$963
Operating revenue - related parties	1,195	1,169
(Loss) income from equity method investments	(1,184)	77
Other income	65	26
Total revenues and other income	992	2,235
Costs and expenses:
Operating expenses	538	570
Operating expenses - related parties	322	321
Depreciation and amortization	325	301
Impairment expense	2,165	—
General and administrative expenses	97	101
Other taxes	31	30
Total costs and expenses	3,478	1,323
(Loss) income from operations	(2,486)	912
Interest and other financial costs	230	224
(Loss) income before income taxes	(2,716)	688
(Benefit) provision for income taxes	—	(1)
Net (loss) income	(2,716)	689
Less: Net income attributable to noncontrolling interests	8	6
Less: Net income attributable to Predecessor	—	180
Net (loss) income attributable to MPLX LP	(2,724)	503
Less: Series A preferred unit distributions	20	20
Less: Series B preferred unit distributions	11	—
Limited partners’ interest in net (loss) income attributable to MPLX LP	$(2,755)	$483

Per Unit Data
Net (loss) income attributable to MPLX LP per limited partner unit:
Common - basic	$(2.60)	$0.61
Common - diluted	$(2.60)	$0.61
Weighted average limited partner units outstanding:
Common units – basic	1,058	794
Common units – diluted	1,058	795

Select Financial Statistics (unaudited)	Three Months Ended March 31
(In millions, except ratio data)	2020	2019
Common unit distributions declared by MPLX
Common units (LP) - public(a)	$270	$191
Common units - MPC(a)	458	332
Total GP and LP distribution declared	728	523

Preferred unit distributions(b)
Series A preferred unit distributions(c)	20	20
Series B preferred unit distributions(d)	11	—
Total preferred unit distributions	31	20

Other Financial Data
Adjusted EBITDA attributable to MPLX LP(e)(f)	1,294	1,263
DCF attributable to GP and LP unitholders(e)(f)	$1,047	$991
Distribution coverage ratio(g)	1.44x	1.89x

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$1,009	$853
Investing activities	(362)	(700)
Financing activities	$(605)	$(116)

(a)
The distribution on common units for the three months ended March 31, 2019 excludes the impact of the issuance of approximately 102 million units issued to public unitholders and approximately 161 million units issued to MPC in connection with MPLX's acquisition of ANDX on July 30, 2019.

(b)
Includes MPLX distributions declared on the Series A and Series B preferred units as well as distributions earned on the Series B preferred assuming a distribution is declared by the Board of Directors (distributions on Series B preferred units are declared and payable semi-annually on February 15th and August 15th or the first business day thereafter). Cash distributions declared/to be paid to holders of the Series A and Series B preferred units are not available to common unitholders.

(c)
Series A preferred units are considered redeemable securities due to the existence of redemption provisions upon a deemed liquidation event which is outside our control. These units rank senior to all common units with respect to distributions and rights upon liquidation and effective May 13, 2018, on an as-converted basis, preferred unit holders receive the greater of $0.528125 per unit or the amount of per unit distributions paid to holders of MPLX LP common units.

(d)
Series B preferred unitholders are entitled to receive a fixed distribution of $68.75 per unit, per annum, payable semi-annually in arrears on February 15 and August 15 or the first business day thereafter.

(e)	Non-GAAP measure. See reconciliation below.

(f)
Includes predecessor EBITDA and DCF that is attributable to the period prior to the acquisition date of July 30, 2019. For the three months ended March 31, 2019, adjusted EBITDA attributable to MPLX LP excluding predecessor results was $930 million.

(g)
DCF attributable to GP and LP unitholders (including DCF attributable to predecessor) divided by total GP and LP distribution declared. For the three months and year ended March 31, 2019, DCF attributable to predecessor has been included with no corresponding distribution being declared by MPLX, resulting in a distribution coverage ratio of 1.89x.

Select Balance Sheet Data (unaudited)
(In millions, except ratio data)	March 31, 2020	December 31, 2019
Cash and cash equivalents	$57	$15
Total assets	37,006	40,430
Total long-term debt(a)	20,471	20,307
Redeemable preferred units	968	968
Total equity	$13,356	$16,613
Consolidated total debt to adjusted EBITDA(b)	4.1x	4.1x

Partnership units outstanding:
MPC-held common units	666	666
Public common units	393	392

(a)	Outstanding intercompany borrowings were zero as of March 31, 2020 and $594 million as of December 31, 2019. Includes current portion of long-term debt.

(b)
Calculated using face value total debt and LTM pro forma adjusted EBITDA, which is pro forma for acquisitions. Face value total debt includes approximately $393 million and $406 million of unamortized discount and debt issuance costs as of March 31, 2020 and December 31, 2019, respectively.

Operating Statistics (unaudited)(a)
	Three Months Ended March 31
	2020	2019	% Change
Logistics and Storage
Pipeline throughput (mbpd)
Crude oil pipelines	3,210	3,105	3%
Product pipelines	1,905	1,897	0%
Total pipelines	5,115	5,002	2%
Average tariff rates ($ per barrel)
Crude oil pipelines	$0.93	$0.96	(3)%
Product pipelines	0.79	0.68	16%
Total pipelines	$0.88	$0.85	4%

Terminal throughput (mbpd)	2,966	3,220	(8)%

Barges at period-end	305	256	19%
Towboats at period-end	23	23	—%

(a)	Three months ended March 31, 2019 is inclusive of predecessor operations.

Gathering and Processing Operating Statistics (unaudited) - Consolidated(a)	Three Months Ended March 31
	2020	2019	% Change
Gathering throughput (mmcf/d)
Marcellus Operations	1,420	1,282	11%
Utica Operations(b)	—	—	—%
Southwest Operations	1,557	1,581	(2)%
Bakken Operations	156	152	3%
Rockies Operations	592	642	(8)%
Total gathering throughput	3,725	3,657	2%

Natural gas processed (mmcf/d)
Marcellus Operations	4,198	4,152	1%
Utica Operations(b)	—	—	—%
Southwest Operations	1,648	1,599	3%
Southern Appalachian Operations	243	235	3%
Bakken Operations	156	152	3%
Rockies Operations	539	570	(5)%
Total natural gas processed	6,784	6,708	1%

C2 + NGLs fractionated (mbpd)
Marcellus Operations	456	420	9%
Utica Operations(b)	—	—	—%
Southwest Operations	15	17	(12)%
Southern Appalachian Operations	12	13	(8)%
Bakken Operations	31	16	94%
Rockies Operations	5	4	25%
Total C2 + NGLs fractionated	519	470	10%

(a)	Includes operating data for entities that have been consolidated into the MPLX financial statements. Three months ended March 31, 2019 is inclusive of predecessor operations.

(b)
The Utica region relates to operations for partnership-operated equity method investments and thus does not have any operating statistics from a consolidated perspective. See table below for details on Utica.

Gathering and Processing Operating Statistics (unaudited) - Operated(a)	Three Months Ended March 31
	2020	2019	% Change
Gathering throughput (mmcf/d)
Marcellus Operations	1,420	1,282	11%
Utica Operations	1,800	2,109	(15)%
Subtotal	3,220	3,391	(5)%
Southwest Operations	1,601	1,581	1%
Bakken Operations	156	152	3%
Rockies Operations	775	827	(6)%
Total gathering throughput	5,752	5,951	(3)%

Natural gas processed (mmcf/d)
Marcellus Operations	5,522	5,148	7%
Utica Operations	648	817	(21)%
Subtotal	6,170	5,965	3%
Southwest Operations	1,679	1,599	5%
Southern Appalachian Operations	243	235	3%
Bakken Operations	156	152	3%
Rockies Operations	539	570	(5)%
Total natural gas processed	8,787	8,521	3%

C2 + NGLs fractionated (mbpd)
Marcellus Operations	456	420	9%
Utica Operations	34	44	(23)%
Subtotal	490	464	6%
Southwest Operations	15	17	(12)%
Southern Appalachian Operations	12	13	(8)%
Bakken Operations	31	16	94%
Rockies Operations	5	4	25%
Total C2 + NGLs fractionated	553	514	8%

(a)
Includes operating data for entities that have been consolidated into the MPLX financial statements as well as operating data for partnership-operated equity method investments. Three months ended March 31, 2019 is inclusive of predecessor operations.

Reconciliation of Segment Adjusted EBITDA to Net Income (unaudited)
	Three Months Ended March 31
(In millions)	2020	2019
L&S segment adjusted EBITDA attributable to MPLX LP (including predecessor results)	$872	$828
G&P segment adjusted EBITDA attributable to MPLX LP (including predecessor results)	422	435
Adjusted EBITDA attributable to MPLX LP (including predecessor results)	1,294	1,263
Depreciation and amortization	(325)	(301)
Benefit (provision) for income taxes	—	1
Amortization of deferred financing costs	(14)	(7)
Loss on extinguishment of debt	—	—
Non-cash equity-based compensation	(5)	(7)
Impairment expense	(2,165)	—
Net interest and other financial costs	(216)	(217)
(Loss) income from equity method investments(a)	(1,184)	77
Distributions/adjustments related to equity method investments	(124)	(122)
Unrealized derivative (losses) gains(b)	15	(4)
Acquisition costs	—	(1)
Other	(1)	—
Adjusted EBITDA attributable to noncontrolling interests	9	7
Net (loss) income	$(2,716)	$689

(a)	Includes impairment charges of $1,264 million for the three months ended March 31, 2020.

(b)
MPLX makes a distinction between realized and unrealized gains and losses on derivatives. During the period when a derivative contract is outstanding, changes in the fair value of the derivative are recorded as an unrealized gain or loss. When a derivative contract matures or is settled, the previously recorded unrealized gain or loss is reversed and the realized gain or loss of the contract is recorded.

L&S Reconciliation of Segment Income from Operations to Segment Adjusted EBITDA (unaudited)
	Three Months Ended March 31
(In millions)	2020	2019
L&S segment income from operations	$723	$687
Depreciation and amortization	138	126
Income from equity method investments	(50)	(45)
Distributions/adjustments related to equity method investments	57	54
Acquisition costs	—	1
Non-cash equity-based compensation	3	5
Other	1	—
L&S segment adjusted EBITDA attributable to MPLX LP (including predecessor results)	872	828
L&S predecessor segment adjusted EBITDA attributable to MPLX LP	—	(269)
L&S segment adjusted EBITDA attributable to MPLX LP	$872	$559

G&P Reconciliation of Segment Income from Operations to Segment Adjusted EBITDA (unaudited)
	Three Months Ended March 31
(In millions)	2020	2019
G&P segment (loss) income from operations	$(3,209)	$225
Depreciation and amortization	187	175
Impairment expense	2,165	—
Loss (income) from equity method investments	1,234	(32)
Distributions/adjustments related to equity method investments	67	68
Unrealized derivative (gains) losses(a)	(15)	4
Non-cash equity-based compensation	2	2
Adjusted EBITDA attributable to noncontrolling interest	(9)	(7)
G&P segment adjusted EBITDA attributable to MPLX LP (including predecessor results)	422	435
G&P predecessor segment adjusted EBITDA attributable to MPLX LP	—	(64)
G&P segment adjusted EBITDA attributable to MPLX LP	$422	$371

(a)
MPLX makes a distinction between realized and unrealized gains and losses on derivatives. During the period when a derivative contract is outstanding, changes in the fair value of the derivative are recorded as an unrealized gain or loss. When a derivative contract matures or is settled, the previously recorded unrealized gain or loss is reversed and the realized gain or loss of the contract is recorded.

Reconciliation of Adjusted EBITDA Attributable to MPLX LP and DCF Attributable to GP and LP Unitholders from Net Income (Loss) (unaudited)
	Three Months Ended March 31
(In millions)	2020	2019
Net (loss) income	$(2,716)	$689
(Benefit) provision for income taxes	—	(1)
Amortization of deferred financing costs	14	7
Net interest and other financial costs	216	217
(Loss) income from operations	(2,486)	912
Depreciation and amortization	325	301
Non-cash equity-based compensation	5	7
Impairment expense	2,165	—
Loss (Income) from equity method investments	1,184	(77)
Distributions/adjustments related to equity method investments	124	122
Unrealized derivative (gains) losses(a)	(15)	4
Acquisition costs	—	1
Other	1	—
Adjusted EBITDA	1,303	1,270
Adjusted EBITDA attributable to noncontrolling interests	(9)	(7)
Adjusted EBITDA attributable to predecessor(b)	—	(333)
Adjusted EBITDA attributable to MPLX LP	1,294	930
Deferred revenue impacts	23	9
Net interest and other financial costs	(216)	(217)
Maintenance capital expenditures	(34)	(37)
Maintenance capital expenditures reimbursements	14	7
Equity method investment capital expenditures paid out	(7)	(4)
Other	4	—
Portion of DCF adjustments attributable to predecessor(b)	—	69
DCF attributable to MPLX LP	1,078	757
Preferred unit distributions(c)	(31)	(30)
DCF attributable to GP and LP unitholders (excluding predecessor results)	1,047	727
Adjusted EBITDA attributable to predecessor(b)	—	333
Portion of DCF adjustments attributable to predecessor(b)	—	(69)
DCF attributable to GP and LP unitholders (including predecessor results)	$1,047	$991

(a)
MPLX makes a distinction between realized and unrealized gains and losses on derivatives. During the period when a derivative contract is outstanding, changes in the fair value of the derivative are recorded as an unrealized gain or loss. When a derivative contract matures or is settled, the previously recorded unrealized gain or loss is reversed and the realized gain or loss of the contract is recorded.

(b)	The adjusted EBITDA and DCF adjustments related to predecessor are excluded from adjusted EBITDA attributable to MPLX LP and DCF attributable to GP and LP unitholders prior to the acquisition date.

(c)
Includes MPLX distributions declared on the Series A and Series B preferred units as well as cash distributions earned by the Series B preferred units (as the Series B preferred units are declared and payable semi-annually) assuming a distribution is declared by the Board of Directors. Cash distributions declared/to be paid to holders of the Series A and Series B preferred units are not available to common unitholders.

Reconciliation of Net Income to LTM Pro forma adjusted EBITDA (unaudited)
	Three Months Ended March 31
(In millions)	2020	2019
LTM Net (loss) income	$(1,943)	$1,920
LTM Net income to adjusted EBITDA adjustments	6,641	1,725
LTM Adjusted EBITDA attributable to MPLX LP	4,698	3,645
LTM Pro forma/Predecessor adjustments for acquisitions	437	4
LTM Pro forma adjusted EBITDA	5,135	3,649
Consolidated debt	$20,864	$14,283
Consolidated debt to adjusted EBITDA(a)	4.1x	3.9x

(a)	2019 is shown as historically presented and has not been adjusted for predecessor impacts.

Reconciliation of Adjusted EBITDA Attributable to MPLX LP and DCF Attributable to GP and LP Unitholders from Net Cash Provided by Operating Activities (unaudited)
	Three Months Ended March 31
(In millions)	2020	2019
Net cash provided by operating activities	$1,009	$853
Changes in working capital items	112	196
All other, net	(30)	(15)
Non-cash equity-based compensation	5	7
Net gain (loss) on disposal of assets	—	(1)
Current income taxes	—	1
Net interest and other financial costs	216	217
Unrealized derivative (gains) losses(a)	(15)	4
Acquisition costs	—	1
Other adjustments related to equity method investments	5	7
Other	1	—
Adjusted EBITDA	1,303	1,270
Adjusted EBITDA attributable to noncontrolling interests	(9)	(7)
Adjusted EBITDA attributable to predecessor(b)	—	(333)
Adjusted EBITDA attributable to MPLX LP	1,294	930
Deferred revenue impacts	23	9
Net interest and other financial costs	(216)	(217)
Maintenance capital expenditures	(34)	(37)
Maintenance capital expenditures reimbursements	14	7
Equity method investment capital expenditures paid out	(7)	(4)
Other	4	—
Portion of DCF adjustments attributable to predecessor(b)	—	69
DCF attributable to MPLX LP	1,078	757
Preferred unit distributions(c)	(31)	(30)
DCF attributable to GP and LP unitholders (excluding predecessor results)	1,047	727
Adjusted EBITDA attributable to predecessor(b)	—	333
Portion of DCF adjustments attributable to predecessor(b)	—	(69)
DCF attributable to GP and LP unitholders (including predecessor results)	$1,047	$991

(a)
MPLX makes a distinction between realized and unrealized gains and losses on derivatives. During the period when a derivative contract is outstanding, changes in the fair value of the derivative are recorded as an unrealized gain or loss. When a derivative contract matures or is settled, the previously recorded unrealized gain or loss is reversed and the realized gain or loss of the contract is recorded.

(b)	The adjusted EBITDA and DCF adjustments related to predecessor are excluded from adjusted EBITDA attributable to MPLX LP and DCF attributable to GP and LP unitholders prior to the acquisition date.

(c)
Includes MPLX distributions declared on the Series A and Series B preferred units as well as cash distributions earned by the Series B preferred units (as the Series B preferred units are declared and payable semi-annually) assuming a distribution is declared by the Board of Directors. Cash distributions declared/to be paid to holders of the Series A and Series B preferred units are not available to common unitholders.

Capital Expenditures (unaudited)
	Three Months Ended March 31
(In millions)	2020	2019
Capital Expenditures:
Maintenance	$34	$37
Maintenance reimbursements	(14)	(7)
Growth	284	467
Growth reimbursements	—	(5)
Total capital expenditures	304	492
Less: Increase (decrease) in capital accruals	(61)	(71)
Additions to property, plant and equipment, net(a)	365	563
Investments in unconsolidated affiliates	91	135
Acquisitions	—	(1)
Total capital expenditures and acquisitions	456	$697
Less: Maintenance capital expenditures (including reimbursements)	20	30
Acquisitions	—	(1)
Total growth capital expenditures(b)	$436	$668

(a)
This amount is represented in the Consolidated Statements of Cash Flows as Additions to property, plant and equipment after excluding growth and maintenance reimbursements. Reimbursements are shown as Contributions from MPC within the Financing activities section of the Consolidated Statements of Cash Flows.

(b)
Amount excludes contributions from noncontrolling interests of zero and $94 million for the three months ended March 31, 2020 and 2019, respectively, as reflected in the financing section of our statement of cash flows. Also excludes a $69 million return of capital from our Wink to Webster joint venture which is reflected in the investing section of our statement of cash flows for the three months ended March 31, 2020. The table below shows our 2020 adjusted growth capital expenditures which excludes the impact of changes in capital accruals and capitalized interest and also factors in any contributions from noncontrolling interests.

2020 adjusted growth capital expenditures	Three Months Ended March 31, 2020
(In millions)
Total growth capital expenditures	$436
Decrease in capital accruals	(61)
Capitalized interest	(12)
Return of Capital	(69)
Contributions from noncontrolling interests	—
Total adjusted growth capital expenditures	$294